Exhibit 4.9


                                                               Execution version



                           KRONOS INTERNATIONAL, INC.

                                   as Pledgor



                                       and



                                 U.S. BANK, N.A.

                               as Collateral Agent



                              relating to shares in

                       SOCIETE INDUSTRIELLE DU TITANE S.A.






                                PLEDGE AGREEMENT


         (ACTE DE NANTISSEMENT DE COMPTE D'INSTRUMENTS FINANCIERS)



                               Dated 28 June 2002





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                                    CONTENTS

Clause                                                             Page

1.   Definition and Interpretation....................................3

2.   The Pledge.......................................................4

3.   Perfection of Pledge.............................................5

4.   Representations and Warranties...................................5

5.   Undertakings.....................................................6

6.   Dividends - Voting Rights in Connection with the Shares..........7

7.   Remedies upon Default............................................8

8.   Costs and Expenses...............................................8

9.   Termination......................................................8

10.  Waiver - Remedies cumulative.....................................9

11.  Benefit of the Pledge............................................9

12.  Amendments.......................................................9

13.  Notices..........................................................9

14.  Severability of Provisions......................................10

15.  Governing Law...................................................10

16.  Jurisdiction....................................................10

-SCHEDULE 1 - Declaration de gage de compte d'instruments financiers.11

-SCHEDULE 2 - Attestation de constitution de gage....................15


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                                PLEDGE AGREEMENT

         (ACTE DE NANTISSEMENT DE COMPTE D'INSTRUMENTS FINANCIERS)



BETWEEN:



(1) KRONOS INTERNATIONAL, Inc., a company incorporated under the laws of Delaware, USA, whose registered office is at 1013 Centre Road, Wilmington, Delaware 19805, USA (the "Pledgor"),

                                                              OF THE FIRST PART,

AND

(2) U.S. BANK, N.A., a national association, whose registered office is at 555 Southwest Oak Street, Plaza Level 6, Portland, Oregon, United States of America, acting as trustee under section 4.19 (Payments to the Collateral Agent) of the Indenture (as defined below),

      (the "Collateral Agent" which expression shall include any person for the time being appointed as Collateral Agent or as an additional Collateral Agent for the purpose of, and in accordance with the Indenture).

                                                         OF THE SECOND PART.

WHEREAS:

(A) Pursuant to the resolutions of its shareholders dated 17 June 2002, the Pledgor issued 8 7/8 % senior secured notes due 2009 (the "Notes") for an aggregate amount of EUR 285,000,000 the terms and conditions of which are provided for in the indenture dated 28 June 2002 entered into between the Security Trustee and the Pledgor, together with all amendments, supplements and restatements thereof (the "Indenture").

(B) As security for the due performance of the Secured Obligations (as defined below), the Pledgor has agreed to create a pledge over the financial instruments accounts (comptes d'instruments financiers) opened in the books of the Company (as defined below).

IT HAS BEEN AGREED AS FOLLOWS:

1.    Definition and Interpretation

1.1   In this Agreement:

      "Company" means Societe Industrielle du Titane, societe anonyme incorporated under the laws of France, whose registered office is at 45 rue de Courcelles, 75008 Paris, France and registered with the Registre du commerce et des societes of Paris under number B 572 086 825.


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      "Event of Default" means any Default as defined in the Indenture.

      "Noteholder" means any holder of the Notes and its successors and permitted assigns.

      "Secured Obligations" means all obligations at any time due, owing or incurred by the Pledgor to the Collateral Agent pursuant to Section 4.19 (Payments to the Collateral Agent) of the Indenture, whether principal, premium or interest and whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity).

1.2 Words denoting the singular shall include the plural and vice versa, words denoting one gender shall include the other genders and words denoting persons shall include firms and corporations and vice versa.

1.3 References in this Agreement to any statutory provision shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such re-enactment.

1.4 References in this Agreement to any other agreement shall be construed as a reference to that other agreement as the same may from time to time be amended, varied, supplemented or novated.

1.5 References in this Agreement to the Collateral Agent and the Pledgor shall include their successors and permitted assigns.

1.6 Clause headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

2.    The Pledge

2.1 In order to secure the full and punctual payment, performance and discharge of all of the Secured Obligations, the Pledgor hereby undertakes to grant a pledge over and pledges the financial instruments account (compte d'instruments financiers) opened and maintained by the Company in its books in the name of the Pledgor (the "Pledged Account") in favour of the Collateral Agent (the "Pledge") in accordance with article L.431-4 of the French Financial and Monetary Code (Code monetaire et financier) (the "Code").

2.2 The Pledged Account shall be credited with 136,439 shares of a face value of approximately EUR 0.38 held by the Pledgor in the Company representing 65 % of the issued capital of the Company (the "Shares") (which together with 60,968 shares of a face value of approximately EUR 0.38 held by the Pledgor in the Company representing 29 % of the issued capital of the company shall be hereinafter referred to as the "Pledgor's Interest") and with any Pledgor's rights, title, benefit and interest in all securities derived from the Shares or created in substitution of the Shares or any additional securities received in respect of the Shares by way of, without limitation, share exchange, regrouping, division, free issue, subscription by way of cash or otherwise, or by any other means, and with any dividends



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      or proceeds derived therefrom (the "Additional Assets", and the Shares and the Additional Assets shall be collectively referred to as the "Financial Instruments"). Such Additional Assets shall automatically be included within the scope of the Pledge. However, save as provided under Clause 6.2 of this Agreement, the Pledged Account shall not include the cash dividends, interest and other monetary rights (fruits et produits en toute monnaie) attached to the Shares (the "Cash Proceeds").

3.    Perfection of Pledge

3.1 The Pledgor will on the date hereof execute a "statement of pledge over a financial instruments account" (declaration de constitution de gage de compte d'instruments financiers) relating to the Shares it holds in the Company in the form set out in Schedule 1 and shall procure that the Company to deliver to the Collateral Agent on the date hereof a "pledge certificate" (attestation de constitution de gage) in the form set out in
      Schedule 2, in compliance with article L.431-4 of the Code.

3.2 The Pledgor (i) undertakes to credit the Shares to the Pledged Account on the date hereof, (ii) shall procure that the credit of the Shares to the Pledged Account is recorded in the register of share transfers (registre des mouvements de titres) of the Company and (iii) will deliver on the date hereof to the Collateral Agent a certified copy of the register of the share transfers evidencing the transfer of the Shares to the Pledged Account pursuant to this Agreement.

3.3 The Pledgor shall procure that any Additional Assets shall be credited directly to the Pledged Account immediately upon the Pledgor becoming the owner of the Additional Assets and shall procure that the credit of such Additional Assets to the Pledged Account is recorded in the register of share transfers (registre des mouvements de titres) of the Company.

4.    Representations and Warranties

4.1 The Pledgor hereby represents and warrants upon execution of this Agreement that:

      4.1.1 the current share capital of the Company amounts to EUR 80,000, divided into 209,906 shares and no other securities (valeurs mobilieres) have been issued; in addition the shareholders have not voted the issuance of any securities (valeurs mobilieres); and

      4.1.2    the shareholding of the Company is as described in Schedule 3.

4.2 Furthermore, the Pledgor hereby represents and warrants upon execution of this Agreement and as long as this Agreement and the Pledge shall remain in force, that:

      4.2.1 it is a company duly incorporated and validly existing in its jurisdiction of incorporation, with the power to own its assets and carry on its business in all respects as it is being conducted;

      4.2.2 it has the right and power to enter into this Agreement and to grant the Pledge, and all approvals and authorisations necessary



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               for the Pledgor to enter into this  Agreement  have been obtained and no further approvals or authorisations are necessary for the Pledgor to perform all its obligations under this Agreement;

      4.2.3 it is the owner of all of the Financial Instruments and the other Pledgor's Interest, which are free and clear of any lien, option, charge, encumbrance or other third party rights other than the Pledge;

      4.2.4 all of the Financial Instruments and the other Pledgor's Interest are fully paid up;

      4.2.5 there exists no option to buy or right granted by the Pledgor to any person over all or part of the Financial Instruments and the other Pledgor's Interest;

      4.2.6 the Company has given its consent to the Pledge and has agreed to have the Collateral Agent as potential shareholder, pursuant to a decision of its board of directors (conseil d'administration) dated 27 June 2002;

      4.2.7 once the "statement of pledge over a financial instruments account" (declaration de constitution de gage) referred to in Clause 3.1 has been signed by the Pledgor, a valid nantissement (pledge) will be created in favour of the Collateral Agent over the Pledged Account to secure the Secured Obligations; and

      4.2.8    all  of  the  Financial   Instruments  relating  to  the  Company
               represent 65 % of its shareholding in the Company.

5.    Undertakings

      Except as otherwise permitted in the Indenture, the Pledgor undertakes as long as this Agreement and the Pledge shall remain in force, that:

5.1 it will not place or permit any Financial Instruments to be placed in an account other than the Pledged Account;

5.2 it shall not, without the prior consent of the Collateral Agent, (i) assign, transfer, exchange or otherwise dispose of any of the Financial Instruments or (ii) incur or create or permit to subsist any third party interests (including encumbrances, pre-emptive rights, options and similar arrangements) with respect to any of the Financial Instruments (it being understood that no consent from the Collateral Agent will be required if
      (a) a new security interest (the "New Security Interest") is to be granted over the shares in the Company in favour of third parties and (b) the security interest granted hereby in favour of the Collateral Agent pursuant to this Agreement will at any time rank ahead the New Security Interest). If such consent is granted, the Collateral Agent shall promptly sign all documents and instruments necessary for the release of the security interest created hereunder over any Financial Instruments to be transferred or encumbered in accordance with this Clause 5.2;



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5.3   it shall,  at its  expenses,  take all the  necessary  steps to defend its rights in respect of each of the Financial Instruments against any claim or demand of any person in order to safeguard the rights and protect the status and priority of the Collateral Agent over the Pledged Account and shall promptly keep the Collateral Agent informed of any such claim or demand;

5.4 it shall at all times, at its expense, promptly approve, execute and deliver (or procure to be approved, executed and delivered) all decisions, instruments and documents, and take (or procure) all actions as may be necessary or appropriate, or as the Collateral Agent may require, to perfect or protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to the Pledged Account;

5.5 it shall not exercise the voting rights attached to any of the Financial Instruments in a way which would be likely to adversely affect any of the rights of the Collateral Agent under this Agreement or the value of the Pledge created over the Pledged Account by virtue of this Agreement;

5.6 the Financial Instruments pledged under this Agreement shall always represent 65 % of the share capital of the Company. In the event that the Pledgor acquires or is attributed any new shares or other Financial Instruments in the Company not included in the Pledge, the Pledgor shall immediately carry out the formalities referred to in Clause 3 (Perfection of Pledge) above, so that the pledged Financial Instruments always represent 65 % of the share capital of the Company;

5.7 it shall procure that the Company does not issue new shares unless 65 % of the entire share capital in the Company is pledged in favour to the Collateral Agent;

5.8 it shall procure that the Company shall provide to the Collateral Agent, upon demand, any information as the Collateral Agent may require, reports and records in respect of the Pledged Account, including a "certificate of pledge" (attestation de constitution de gage) and the Pledgor shall sign all documents and take all actions necessary in relation thereto; and

5.9 it shall inform the Collateral Agent in writing of any modification regarding the share capital of the Company or the shareholding of the latter upon becoming aware of such modification; it shall also inform the Collateral Agent in writing as soon as it becomes aware that any issuance of securities (valeurs mobilieres) is considered in the Company and as soon as such issuance has been implemented.

6.    Dividends - Voting Rights in Connection with the Shares

6.1 Provided that no Event of Default has occurred and is continuing, the Pledgor shall be entitled to all Cash Proceeds.

6.2 If an Event of Default has occurred and is continuing, any Cash Proceeds paid by the Company shall be automatically credited into the Pledged Account.



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6.3   Subject  to the  provisions  of Clause  5.5,  if an Event of  Default  has occurred and is continuing, the Pledgor undertakes to exercise all voting rights with respect to the Shares in accordance with the prior written instructions of the Collateral Agent.

7.    Remedies upon Default

      At any time after an Event of Default has occurred which has not been remedied or waived, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies available to a secured party under the laws of France in respect of the Pledged Account; in particular, the Collateral Agent may enforce the Pledge by requesting either (i) the attribution by a court, in whole or in part, of the Financial Instruments to the Collateral Agent in accordance with the attribution judiciaire procedure pursuant to article 2078 of the French Civil Code or (ii) the public sale (vente publique) of the Financial Instruments pursuant to article L.521-3 of the French Commercial Code, as the Collateral Agent may choose.

8.    Costs and Expenses

      The Pledgor undertakes, on demand of the Collateral Agent, to indemnify the Collateral Agent against all costs and expenses (including legal fees) and all charges, duties or taxes relating thereto, incurred by the Collateral Agent in relation to the preparation, negotiation, execution and enforcement of this Agreement, in accordance with the Indenture or otherwise arising out of its role as Collateral Agent.

9.    Termination

      This Agreement shall terminate (a) upon (i) fulfilment of the Secured Obligations and due performance of all undertakings under the Indenture or
      (ii) upon Legal Defeasance or Covenant Defeasance (as defined in the Indenture) of all the Notes secured by the Pledge, pursuant to Article VIII of the Indenture, and (b) when the Pledgor has no further liability in respect of the Secured Obligations, notwithstanding the liquidation, bankruptcy, insolvency or reorganisation of the Pledgor or any other fact or contingency whatsoever but subject to applicable bankruptcy, insolvency, reorganisation or other similar laws, or if the Pledge is otherwise permitted to be released pursuant to the terms of the Indenture. Upon termination of this Agreement, the interest of the Collateral Agent over the Pledged Account shall terminate. Only once termination has occurred, at the request of the Pledgor, accompanied by such certificates, opinions, instruments and other documents as the Collateral Agent may reasonably require, the Collateral Agent shall, at the expense of the Pledgor, promptly execute any necessary instrument acknowledging the satisfaction and discharge of this Agreement, and shall promptly execute and deliver all such further instruments and documents and take all such further action, as may be reasonably necessary or appropriate, including the delivery of a letter to be given by the Collateral Agent to the Pledgor for the purpose of mainlevee, in respect of the Pledged Account.



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10.   Waiver - Remedies cumulative

10.1 No failure to exercise nor any delay in exercising on the part of the Collateral Agent any right or remedy under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

10.2 The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

11.   Benefit of the Pledge

11.1 The security constituted by this Agreement shall not be considered as satisfied or discharged or prejudiced by any intermediate payment, satisfaction or settlement of any part of the Secured Obligations.

11.2 The security created by this Agreement shall be in addition to, and shall not in any way be prejudiced or affected by, and shall be without prejudice to, any other security or guarantee from time to time held by the Collateral Agent in respect of the Secured Obligations or any part thereof.

11.3 This Agreement shall be binding on and enure to the benefit of the parties hereto and their respective successors, permitted assigns and permitted transferees under the terms of the Indenture.

11.4 The Pledgor may not assign or transfer or purport to assign or transfer any or all of its rights and/or obligations under this Agreement without the prior written consent of the Collateral Agent.

12.   Amendments

      This Agreement may not be amended, modified or waived except with the written consent of the Pledgor and the Collateral Agent.

13.   Notices

      Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall be made or delivered to that other person in accordance with section 13.2 (Notices) of the Indenture.

      Any communication or document to be made or delivered by one person to the Collateral Agent shall be made or delivered to the Collateral Agent as follows:

      U.S. Bank, N.A.
      Address: 555 Southwest Oak Street, Plaza Level 6, Portland, Oregon, United States of America

      Attention: Cheryl Nelson

      Fax number: (503) 275-5738



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      Phone number:  (503) 275-5708

14.   Severability of Provisions

      If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect in any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

15.   Governing Law

      This Agreement shall be governed by, and construed and enforced in accordance with, the laws of France.

16.   Jurisdiction

      The parties hereto submit to the exclusive jurisdiction of the Tribunal de commerce de Paris to settle any disputes which may arise out of or in connection with this Agreement. This choice of jurisdiction is for the benefit of the Collateral Agent only. The Collateral Agent shall also be entitled to take action against the Pledgor in any other court of competent jurisdiction.



Signed on 28 June 2002,

in three (3) original copies.



KRONOS INTERNATIONAL, Inc.

The Pledgor

By:            Robert D. Hardy
Capacity:      Vice President and Chief Financial Officer
Signature:     /s/ Robert D. Hardy




U.S. BANK, N.A.

The Collateral Agent

By:            David A. Pringle
Capacity:      Vice President
Signature:     /s/ David A. Pringle





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